Exhibit 10.17
FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
     This Fourth Amendment (the “Fourth Amendment”) to that certain Employment Agreement dated as of June 27, 2007 (“Employment Agreement”), by and between Daniel Stutz (“Employee”) and The Film Department Holdings LLC, a Delaware limited liability company (the “Company”), is made as of as of September 1, 2009 (the “Effective Date”), and is entered into by and between Company and Employee.
     WHEREAS, Company and Employee have previously entered into the Employment Agreement, an amendment thereto (“First Amendment”), a further amendment thereto (“Second Amendment”), and a further amendment thereto (“Third Amendment”);
     WHEREAS, Company is continuing its efforts to obtain sufficient equity capital to continue as a going concern;
     WHEREAS, Company has commenced negotiations with certain equity investors for the latter to provide the aforesaid equity capital;
     WHEREAS, in light of recent events, Company and Employee wish to clarify certain terms of Employee’s employment and set forth those terms in this Fourth Amendment; and
     WHEREAS, Company and Employee have agreed to amend specific terms of the Employment Agreement in accordance with the terms set forth below. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.
     NOW, THEREFORE, in consideration of the agreements made herein, the parties hereto agree as follows:
     1. As of the Effective Date, Employee’s Base Compensation shall be $270,000.
     2. Notwithstanding anything to the contrary in the Employment Agreement, as amended (including any “most favored nations” or other similar provisions), any increase in Employee’s Base Compensation shall be at the sole and absolute discretion of the Chief Executive Officer and President & Chief Operating Officer.
     3. Notwithstanding anything to the contrary in the Employment Agreement, as amended (including any “most favored nations” or other similar provisions), any bonus payable Employee shall be at the sole and absolute discretion of the Chief Executive Officer and President & Chief Operating Officer.
     4. Notwithstanding anything to the contrary provided for in Paragraph 2 of the Employment Agreement, the Employment Term, as defined therein, shall expire July 31, 2011 (“Expiration Date”), without any option to extend further by either Company or
4th Amendment to Employment Agreement

Employee. For purposes of clarification, Company shall no longer have any right or option whatsoever to extend the Employment Term beyond the Expiration Date.
     This Employment Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and will be interpreted in a manner intended to comply with Code Section 409A.
     IN WITNESS WHEREOF, the parties have duly executed this Fourth Amendment as of the date first above written.
THE FILM DEPARTMENT HOLDINGS LLC

/s/ Neil Sacker By: Neil Sacker	/s/ Dan Stutz DANIEL STUTZ
Its: President & COO
4th Amendment to Employment Agreement

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